UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 7, 2015

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

                           Seattle, WA 98101

(Address of principal executive offices and zip code)

                              (800) 977-5255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.01 Changes in Registrant’s Certifying Accountant

Dismissal of Anton and Chia, LLP

On August 7, 2015, GrowLife, Inc. (the “Company”) dismissed Anton and Chia, LP (“Anton”) as our independent registered public accounting firm. The decision to change accountants was approved by our Audit Committee.

The Anton reports on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Anton on our financial statements for the years ended December 31, 2012 and 2013 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s years ended December 31, 2012 and 2013 and through September 30, 2014, (i) there were no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Anton’s satisfaction, would have caused Anton to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than:

At December 31, 2012, the Company reported no material weakness in internal control over financial reporting.

At December 31, 2013 and through March 31, 2014 and during the period ended March 31, 2014, the Company reported material weaknesses in internal control, including (i) the lack of a computerized accounting system that links the Company’s different physical locations; (ii) the lack of a centralized Accounting/Finance department operating from the same location as the Company’s senior management or the lack of sufficiently trained and qualified Accounting/Finance staff; (iii) the lack of a centralized Accounting/Finance department operating from the same location as the Company’s senior management; (iv) a lack of an offsite backup for the Company’s critical computerized data; (v) our information systems lack sufficient controls limiting access to key applications and data; and (vi) our inventory system lacks standardized product descriptions and effective controls to ensure the accuracy, valuation, and timeliness of the financial accounting process around inventory, including a lack of accuracy and basis for valuation resulting in adjustments to the amount of cost of revenues and the carrying amount of inventory.

During the periods ended June 30, 2014 and September 30, 2014, the Company reported the following material weaknesses in internal control:

Audit Committee:

On June 3, 2014, the Company formed an Audit Committee and appointed an audit committee financial expert as defined by SEC and as adopted under the Sarbanes-Oxley Act of 2002. Prior to June 3, 2014, the Company did not have an Audit Committee to oversee financial reporting and used external service providers to ensure compliance with the SEC requirements.

Other Weaknesses:

•	The Company lacked a centralized accounting department operating in the same location as our senior management.

•	The Company lacked an offsite backup our critical computerized data.

•	The Company lacked detailed, and written, set of company policies and procedures.

•	The Company’s information systems lacked sufficient controls limiting access to key applications and data.

•

The Company’s inventory system lacked standardized product descriptions and effective controls to ensure the accuracy, valuation, and timeliness of the financial accounting process around inventory, including a lack of accuracy and basis for valuation resulting in adjustments to the amount of cost of revenues and the carrying amount of inventory.

•	The Company lacked centralized control over bank accounts.

The Company has provided Anton with a copy of the foregoing disclosures and requested that Anton furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of PMB Helin Donovan LLP

On August 7, 2015 the Company, upon the Audit Committee’s approval, engaged the services of PMB Helin Donovan LLP (“PMB”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements as of December 31, 2014 and for the year then ended. PMB will be performing reviews of the unaudited consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q going forward.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged PMB as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult PMB with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

16.1	Letter from Anton and Chia, LLP dated August 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: August 14, 2015	By:	/s/ Mark E. Scott
Mark E. Scott
Consulting Chief Financial Officer